Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS Q4 ADJUSTED INCOME FROM CONTINUING OPERATIONS
OF $2.00 PER SHARE

COMPANY PROVIDES GUIDANCE FOR FISCAL 2016

COMPANY ANNOUNCES $250 MILLION SHARE REPURCHASE PROGRAM AND 11%
INCREASE IN QUARTERLY CASH DIVIDEND

Columbus, Ohio - March 4, 2016 - Big Lots, Inc. (NYSE: BIG) today reported income from continuing operations of $94.7 million, or $1.91 per diluted share, for the fourth quarter of fiscal 2015 ended January 30, 2016. This result includes an after tax expense of $4.6 million, or $0.09 per diluted share, associated with the termination of legacy pension plans. Excluding this expense, adjusted income from continuing operations totaled $99.3 million, or $2.00 per diluted share (see non-GAAP table included later in this release), which compares to our guidance of adjusted income of $1.95 to $2.00 per diluted share (non-GAAP) and to income from continuing operations of $94.0 million, or $1.76 per diluted share, for the fourth quarter of fiscal 2014. Comparable store sales for stores open at least fifteen months increased 0.7% for the fourth quarter of fiscal 2015, compared to our guidance of an increase of 1% to 2%. Net sales for the fourth quarter of fiscal 2015 decreased 0.6% to $1,584.0 million, compared to net sales from continuing operations of $1,593.3 million for the same period of fiscal 2014, as our comparable store sales increase was offset by a lower store count compared to last year.

Commenting on today’s release, David Campisi, Chief Executive Officer and President of Big Lots, stated, “I’m pleased with our results and another strong year for the Company. Fourth quarter earnings were at the high end of our guidance range and comps increased for an eighth consecutive quarter, despite the disruption from winter storm Jonas and a later start to the tax refund season for our customers. Throughout 2015, we remained focused on our strategy and the consistency of our performance and Jennifer has responded positively.”

FOURTH QUARTER HIGHLIGHTS

•	Adjusted income from continuing operations of $2.00 per diluted share (non-GAAP), a 14% increase compared to last year’s income from continuing operations of $1.76 per diluted share

•	Comparable store sales increase of 0.7%, representing the eighth consecutive quarter of growth

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

	Earnings per Share

	Q4 2015 (1)	Q4 2014	FY 2015 (1)	FY 2014

Continuing operations	$1.91	$1.76	$2.81	$2.46

Impact of non-recurring legal expense	—	—	$0.05	—

Impact of legacy pension termination	$0.09	—	$0.11	—

Continuing operations - adjusted basis	$2.00	$1.76	$2.97	$2.46

Discontinued operations	$0.00	$0.01	$0.00	($0.40)

(1) Non-GAAP detailed reconciliation provided below.

Inventory and Cash Management

Inventory ended fiscal 2015 at $850 million, compared to $852 million for fiscal 2014. Inventory levels per store were up slightly to last year, offset by a lower overall store count year-over-year.

We ended fiscal 2015 with $54 million of Cash and Cash Equivalents and $62 million of borrowings under our credit facility compared to $52 million of Cash and Cash Equivalents and $62 million of borrowings under our credit facility as of the end of fiscal 2014. Cash flow (cash provided by operating activities less cash used in investing activities) was focused on reinvesting in the Company’s strategic initiatives to support long-term sustainable growth and returning cash to our shareholders.

FISCAL 2015 HIGHLIGHTS

•	Adjusted income from continuing operations of $2.97 per diluted share (non-GAAP), representing a 21% increase compared to fiscal 2014 income from continuing operations of $2.46 per diluted share

•	Comparable store sales increase of 1.8%

•	Cash flow of $229 million

•	Returned $239 million of cash to shareholders in the form of dividends and share repurchases

FISCAL 2015

For fiscal 2015, income from continuing operations totaled $143.0 million, or $2.81 per diluted share. Excluding non-recurring merchandise-related legal contingency expenses and legacy pension termination costs, adjusted income from continuing operations for the full year period ended January 30, 2016, totaled $151.3 million, or $2.97 per diluted share (non-GAAP). This result represents a 21% increase compared with income from continuing operations of $136.7 million, or $2.46 per diluted share, for fiscal 2014. Net sales from continuing operations for fiscal 2015 increased 0.3% to $5,190.6 million compared to net sales from continuing operations of $5,177.1 million for fiscal 2014. Comparable store sales increased 1.8% for fiscal 2015. A reconciliation of all non-GAAP amounts to the most comparable GAAP amounts is provided later in this release.

Total Cash Returned To Shareholders
For fiscal 2015, we returned $239 million to shareholders in the form of quarterly dividend payments totaling $39 million and share repurchases totaling $200 million.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

2016 GUIDANCE

•
Forecasting fiscal 2016 adjusted income from continuing operations to be $3.20 to $3.35 per diluted share (non-GAAP) representing an 8% to 13% increase compared to fiscal 2015 adjusted income from continuing operations of $2.97 per diluted share (non-GAAP)

•	Forecasting comparable store sales to increase in the low single digit range

•	Forecasting cash flow of approximately $200 million

•	Forecasting cash returned to shareholders of approximately $290 million, including share repurchases and quarterly dividend payments

We estimate fiscal 2016 adjusted income from continuing operations will be in the range of $3.20 to $3.35 per diluted share (non-GAAP), compared to adjusted income from continuing operations of $2.97 per diluted share (non-GAAP) for fiscal 2015. This guidance is based on a comparable store sales increase in the low single digit range and total sales approximately flat. We estimate this financial performance will result in cash flow of approximately $200 million.

On March 1, 2016, our Board of Directors approved a share repurchase program (“2016 Share Repurchase Program”) providing for the repurchase of up to $250 million of our common shares. The $250 million authorization is expected to be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the 2016 Share Repurchase Program will be available to meet obligations under equity compensation plans and for general corporate purposes. The 2016 Share Repurchase Program is eligible to begin on March 9, 2016 and will continue until exhausted.

As announced in a separate press release earlier today, on March 1, 2016, the Board of Directors increased the Company’s quarterly dividend payment rate by approximately 11% by declaring a quarterly cash dividend for the first quarter of fiscal 2016 of $0.21 per common share. This dividend is payable on April 1, 2016, to shareholders of record as of the close of business on March 18, 2016.

Fiscal Q1 2016 Guidance

For the first quarter of fiscal 2016, we estimate adjusted income from continuing operations in the range of $0.66 to $0.72 per diluted share (non-GAAP) representing a 10% to 20% increase compared to last year’s income from continuing operations of $0.60 per diluted share. This guidance assumes a comparable store sales increase in the low single digit range.

	Q1		Full Year

	2016 Guidance (1)	2015	2016 Guidance (1)	2015 (2)

Adjusted EPS from continuing operations	$0.66 - $0.72	$0.60	$3.20 - $3.35	$2.97

(1) Non-GAAP - excludes potential impact of legacy pension termination costs.
(2) Non-GAAP - see attached reconciliation.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the fourth quarter of fiscal 2015 and provide commentary on our outlook for fiscal 2016. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, March 18, 2016. A replay of this call will also be available beginning today at 12:00 noon through March 18 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 8658064. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,449 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Food, Consumables, Furniture, Seasonal, Soft Home, Hard Home, and Electronics & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JANUARY 30	JANUARY 31
	2016	2015
	(Unaudited)	(Recast)
ASSETS

Current assets:
Cash and cash equivalents	$54,144	$52,261
Inventories	849,982	851,669
Other current assets	90,306	95,345
Total current assets	994,432	999,275

Property and equipment - net	559,924	550,555

Deferred income taxes	47,739	46,293
Other assets	38,275	39,768
	$1,640,370	$1,635,891

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$382,277	$358,932
Property, payroll and other taxes	76,568	76,924
Accrued operating expenses	81,756	62,955
Insurance reserves	40,661	38,824
Accrued salaries and wages	72,250	47,878
Income taxes payable	24,936	2,316
Total current liabilities	678,448	587,829

Long-term obligations under bank credit facility	62,300	62,100

Deferred rent	59,454	65,930
Insurance reserves	58,359	55,606
Unrecognized tax benefits	17,789	17,888
Other liabilities	43,550	56,988

Shareholders' equity	720,470	789,550
	$1,640,370	$1,635,891

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JANUARY 30, 2016		JANUARY 31, 2015
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,583,967	100.0	$1,593,349	100.0
Gross margin	647,229	40.9	649,929	40.8
Selling and administrative expenses	462,172	29.2	465,344	29.2
Depreciation expense	30,349	1.9	31,167	2.0
Operating profit	154,708	9.8	153,418	9.6
Interest expense	(946)	(0.1)	(972)	(0.1)
Other income (expense)	(2,812)	(0.2)	0	0.0
Income from continuing operations before income taxes	150,950	9.5	152,446	9.6
Income tax expense	56,258	3.6	58,463	3.7
Income from continuing operations	94,692	6.0	93,983	5.9
Loss (income) from discontinued operations, net of tax (expense) benefit of ($125) and $849, respectively	(160)	(0.0)	448	0.0
Net income	$94,532	6.0	$94,431	5.9

Earnings per common share - basic (a)
Continuing operations	$1.93		$1.78
Discontinued operations	0.00		0.01
Net income	$1.93		$1.79

Earnings per common share - diluted (a)
Continuing operations	$1.91		$1.76
Discontinued operations	0.00		0.01
Net income	$1.91		$1.77

Weighted average common shares outstanding
Basic	49,094		52,889
Dilutive effect of share-based awards	452		578
Diluted	49,546		53,467

Cash dividends declared per common share	$0.19		$0.17

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52 WEEKS ENDED		52 WEEKS ENDED
	JANUARY 30, 2016		JANUARY 31, 2015
		%		%
	(Unaudited)

Net sales	$5,190,582	100.0	$5,177,078	100.0
Gross margin	2,067,186	39.8	2,043,954	39.5
Selling and administrative expenses	1,708,717	32.9	1,699,764	32.8
Depreciation expense	122,737	2.4	119,702	2.3
Operating profit	235,732	4.5	224,488	4.3
Interest expense	(3,683)	(0.1)	(2,588)	(0.0)
Other income (expense)	(5,199)	(0.1)	0	0.0
Income from continuing operations before income taxes	226,850	4.4	221,900	4.3
Income tax expense	83,842	1.6	85,239	1.6
Income from continuing operations	143,008	2.8	136,661	2.6
Loss from discontinued operations, net of tax (expense) benefit of ($135) and $13,852, respectively	(135)	(0.0)	(22,385)	(0.4)
Net income	$142,873	2.8	$114,276	2.2

Earnings per common share - basic (a)
Continuing operations	$2.83		$2.49
Discontinued operations	0.00		(0.41)
Net income	$2.83		$2.08

Earnings per common share - diluted (a)
Continuing operations	$2.81		$2.46
Discontinued operations	0.00		(0.40)
Net income	$2.80		$2.06

Weighted average common shares outstanding
Basic	50,517		54,935
Dilutive effect of share-based awards	447		617
Diluted	50,964		55,552

Cash dividends declared per common share	$0.76		$0.51

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JANUARY 30, 2016	JANUARY 31, 2015
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$290,034	$256,184

Net cash used in investing activities	(14,895)	(18,841)

Net cash used in financing activities	(282,536)	(247,570)

Impact of foreign currency on cash	—	—

Decrease in cash and cash equivalents	(7,397)	(10,227)
Cash and cash equivalents:
Beginning of period	61,541	62,488
End of period	$54,144	$52,261

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	52 WEEKS ENDED	52 WEEKS ENDED
	JANUARY 30, 2016	JANUARY 31, 2015
	(Unaudited)

Net cash provided by operating activities	$342,352	$318,562

Net cash used in investing activities	(113,193)	(90,749)

Net cash used in financing activities	(227,276)	(249,320)

Impact of foreign currency on cash	—	5,139

Increase (decrease) in cash and cash equivalents	1,883	(16,368)
Cash and cash equivalents:
Beginning of period	52,261	68,629
End of period	$54,144	$52,261

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: (1) selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the fourth quarter of 2015 and the year-to-date 2015 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

Fourth quarter of 2015 - Thirteen weeks ended January 30, 2016

	As Reported	Adjustment to exclude pension termination costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$462,172	$(7,615)	$454,557
Selling and administrative expense rate	29.2%	(0.5%)	28.7%
Operating profit	154,708	7,615	162,323
Operating profit rate	9.8%	0.5%	10.2%
Income tax expense	56,258	3,011	59,269
Effective income tax rate	37.3%	0.1%	37.4%
Income from continuing operations	94,692	4,604	99,296
Net income	94,532	4,604	99,136
Diluted earnings per share from
continuing operations	$1.91	$0.09	$2.00
Diluted earnings per share	$1.91	$0.09	$2.00

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) items associated with the Company’s decision to freeze benefits and terminate the qualified and non-qualified defined benefit pension plans, including curtailment and settlement charges and professional fees in support of the actions to facilitate the plan termination, which totaled $7,615 ($4,604, net of tax).

Year-to-date 2015 - Fifty-two weeks ended January 30, 2016

	As Reported	Adjustment to exclude loss contingency	Adjustment to exclude pension termination costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,708,717	$(4,487)	$(9,234)	$1,694,996
Selling and administrative expense rate	32.9%	(0.1%)	(0.2%)	32.7%
Operating profit	235,732	4,487	9,234	249,453
Operating profit rate	4.5%	0.1%	0.2%	4.8%
Income tax expense	83,842	1,776	3,652	89,270
Effective income tax rate	37.0%	—	0.1%	37.1%
Income from continuing operations	143,008	2,711	5,582	151,301
Net income	142,873	2,711	5,582	151,166
Diluted earnings per share from
continuing operations	$2.81	$0.05	$0.11	$2.97
Diluted earnings per share	$2.80	$0.05	$0.11	$2.97

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) a pretax accrual of a loss contingency associated with merchandise-related legal matters of $4,487 ($2,711, net of tax); and (2) items associated with the Company’s decision to freeze benefits and terminate the qualified and non-qualified defined benefit pension plans, including curtailment and settlement charges and professional fees in support of the actions to facilitate the plan termination, which totaled $9,234 ($5,582, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.